FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                         Date of Report:   February 5, 2004


                                  BORGWARNER INC.
               (Exact name of registrant as specified in its charter)


               Delaware              1-12162              13-3404508
             (State of Incorporation)(Commission File No.)(IRS Employer
                                        Identification No.)

200 South Michigan Avenue, Chicago, Illinois 60604
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 322-8500

Item 9.   Regulation FD Disclosure

Item 12.  Disclosure of Results of Operations and Financial Condition).

     The following information is being furnished under Item 9 and Item 12 of Form 8-K: Press Release by BorgWarner Inc. for the fourth quarter results as announced on February 5, 2004. A copy of the press release is attached as
Exhibit 99.1 to this Current Report.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BORGWARNER INC.


                              /s/ Vincent M. Lichtenberger
                         By:----------------------------
                         Vincent M. Lichtenberger
                         Assistant Secretary

Dated:    February 5, 2004